                                ACI HOLDING, INC.

                             1994 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                                                PAGE
1.       PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.       ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1      Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2      Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.3      No Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.       STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..2

4.       ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

5.       EFFECTIVE DATE AND TERM OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..2
         5.1      Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
         5.2      Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

6.       GRANT OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
         6.1      General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         6.2      Limitation on Grants of Options to Executives . . . . . . . . . . . . . . . . . . . . . . . . . .3

7.       LIMITATION ON INCENTIVE STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .3

8.       OPTION AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

9.       OPTION PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

10.      TERM AND EXERCISE OF OPTIONS . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         10.1     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
         10.2     Option Period and Limitations on Exercise. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         10.3     Method of Exercise. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

11.      TRANSFERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
         11.1     Transferability of Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
         11.2     Stock and Warrant Holders' Agreement and Voting Agreement . . . . . . . . . . . . . . . . . . . .6

12.      TERMINATION OF EMPLOYMENT . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
         13.1     Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         13.2     Disability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

                                                                                                                PAGE
14.      USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

15.      SECURITIES ACT OF 1933 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

16.      SECURITIES EXCHANGE ACT OF 1934; RULE 16B-3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.1     General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.2     Stock Option Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
         16.3     Action by the Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         16.4     Additional Restriction on Transfer of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .9
         16.5     Additional Requirement of Stockholder's Approval . . . . . . . . . . . . . . . . . . . . . . . .10

17.      AMENDMENT AND TERMINATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

18.      EFFECT OF CHANGES IN CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         18.1     Changes in Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         18.2     Reorganization with Corporation Surviving  . . . . . . . . . . . . . . . . . . . . . . . . . . .11
         18.3     Other Reorganizations; Sale of Assets/Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .11
         18.4     Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
         18.5     No Limitations on Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

19.      DISCLAIMER OF RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

20.      NONEXCLUSIVITY OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

                                ACI HOLDING, INC.

                             1994 STOCK OPTION PLAN

         ACI HOLDING, INC., A DELAWARE CORPORATION (THE "CORPORATION"), SETS FORTH HEREIN THE TERMS OF THIS STOCK OPTION PLAN (THE "PLAN") AS FOLLOWS:

1.       PURPOSE

         The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) an opportunity to acquire (or increase) a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time (the "Code"), except to the extent that any such Option would exceed the limitations set forth in Section 7 below and except for Options specifically designated at the time of grant as not being "incentive stock options."

2.       ADMINISTRATION

         2.1      BOARD

         The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

         2.2      COMMITTEE

         The Board may from time to time appoint a Stock Option Committee (the "Committee"). The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2.1 above, as the Board shall determine, consistent with the Certificate of Incorporation and By-laws of the Corporation and applicable law. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

         2.3      NO LIABILITY

         No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

3.       STOCK

         The stock that may be issued pursuant to Options granted under the Plan shall be shares of Series B Common Stock of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 477,744 shares of Stock, which number of shares is subject to adjustment as provided in Section 18 below. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

4.       ELIGIBILITY

         Options may be granted under the Plan to any employee of the Corporation or any "subsidiary corporation" thereof within the meaning of
Section 424(f) of the Code (a "Subsidiary") (including any such employee who is an officer or director of the Corporation or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. An individual may hold more than one Option, subject to such restrictions as are provided herein.

5.       EFFECTIVE DATE AND TERM OF THE PLAN

         5.1      EFFECTIVE DATE

         The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation and in a manner that satisfies the requirements of Rule 16b-3(b) of the Exchange Act; PROVIDED, HOWEVER, that upon approval of the Plan by the stockholders of the Corporation as set forth above, all options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date.

         5.2      TERM

         The plan shall have no termination date, but no grant of an ISO may occur after the date that is ten years after the effective date.

6.       GRANT OF OPTIONS

         6.1      GENERAL

         Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such eligible individuals as recommended by the Chief Executive Officer of the Corporation and approved by the Board ("Optionees") Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy or custom. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

         6.2      LIMITATION ON GRANTS OF OPTIONS TO EXECUTIVES

         The maximum number of Shares subject to Options that can be awarded under the Plan to any executive officer of the Corporation, a subsidiary, or to any other person eligible for the grant of an Option under Section 4 is 238,872 shares.

7.       LIMITATION ON INCENTIVE STOCK OPTIONS

         An Option shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the
Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.       OPTION AGREEMENTS

         All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements") to be executed by the Corporation and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; PROVIDED, however, that all such Option Agreements shall comply with all terms of the Plan.

9.       OPTION PRICE

         The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement; provided that the minimum Option Price with respect to 238,872 shares of Stock shall be $10.00 per share, and the minimum Option Price with respect to the remaining 238,872 shares of Stock shall be $20.00 per share. In the case of an Option that is intended to constitute an Incentive Stock Option, the option price shall be not less than the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Board); PROVIDED, HOWEVER, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

10.      TERM AND EXERCISE OF OPTIONS

         10.1     TERM

         Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee which is intended to be in Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

         10.2     OPTION PERIOD AND LIMITATIONS ON EXERCISE

         Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option; provided, however, that no Option may become exercisable at a rate faster than 1/48th of the shares originally covered thereby for each month which shall have expired since the date the Option was granted. Any limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided above.

         10.3     METHOD OF EXERCISE

         An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the President, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Board and set forth in the Option Agreement pertaining to an Option, either (i) in cash or by check payable to the order of the Corporation (which check may, in the discretion of the Corporation, be required to be certified); (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise;
(iii) to the extent permitted by applicable law, by the delivery of a promissory note of the person exercising the Option to the Corporation on such terms as shall be set out in the Option Agreement; (iv) to the extent permitted by applicable law, by causing the Corporation to withhold shares of stock otherwise issuable pursuant to exercise of an option equal in value to the Option Price or portion thereof to be satisfied pursuant to this clause (iv); or (v) by a combination of the methods described in (i) and (ii); provided, however, that the Board may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to him, and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.      TRANSFERABILITY

         11.1     TRANSFERABILITY OF OPTIONS

         During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

         11.2     STOCK AND WARRANT HOLDERS' AGREEMENT AND VOTING AGREEMENT

         Shares of Stock acquired pursuant to exercise of an Option shall be subject to the ACI Holding, Inc. Stock and Warrant Holders' Agreement entered into as of December 31, 1993 (the "Stock and Warrant Holders' Agreement") and the Voting Agreement dated December 31, 1993, and the Board shall so provide in each Option Agreement.

12.      TERMINATION OF EMPLOYMENT

         Upon the termination of the employment of an Optionee with the Corporation or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; PROVIDED, HOWEVER, that in the event that such termination of employment is by reason of the Optionee's retirement with the consent of the Corporation or a Subsidiary in accordance with the normal retirement policies of the Corporation or a Subsidiary, as the case may be, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10.2 above), at any time within three months after such retirement and prior to termination of the Option pursuant to Section 10.1 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such retirement, whether or not such Option was exercisable immediately prior to such retirement; PROVIDED FURTHER, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.2 above), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.2 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10.2 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of retirement with the consent of the Corporation or a Subsidiary in accordance with the normal retirement policies of the Corporation or a Subsidiary, as the case may be, and whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan, shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Corporation or any other Subsidiary.

13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

         13.1     DEATH

         If an Optionee dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10.2 above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10.1 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; PROVIDED, HOWEVER, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10.2 above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section
10.2 above, as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

         13.2     DISABILITY

         If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section
10.2 above), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 10.1 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10.2 above), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 10.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.2 above as the Board, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

14.      USE OF PROCEEDS

         The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

15.      SECURITIES ACT OF 1933

         The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration, or qualification of any shares subject to the Option upon any securities exchange or under any state or regulatory or self-regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Corporation shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.      SECURITIES EXCHANGE ACT OF 1934; RULE 16b-3

         16.1     GENERAL

         The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and after the date on which the Corporation first registers a class of equity security under Section 12 of the Exchange Act (the "Registration Date"). From and after the Registration Date, any provision inconsistent with Rule 16b-3 (as in effect on the Registration Date) shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 16.2) or the Board (acting pursuant to Section 16.3), be inoperative and void. In addition, from and after the Registration Date the provisions set forth in Sections 16.2 through 16.5 shall apply.

         16.2     STOCK OPTION COMMITTEE

         From and after the Registration Date, the Committee appointed pursuant to Section 2.2 shall consist of not fewer than two members of the Board, neither of whom, during the period of service on such Committee and the year prior to service on such Committee, shall have been granted an Option under this Plan or been granted or awarded an option or other security under any plan of the Corporation other than as permitted under Rule 16b-3(c)(2)(i) and each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "disinterested person" as defined in Rule 16b-3.

         16.3     ACTION BY THE BOARD

         From and after the Registration Date, the Board may act under the Plan other than by, or in accordance with the recommendations of, the Committee, constituted as set forth in Section 16.2 above, only if all members of the Board are "disinterested persons" as defined in Rule 16b-3.

         16.4  ADDITIONAL RESTRICTIONS ON TRANSFER OF STOCK

         From and after the Registration Date, no director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

         16.5  ADDITIONAL REQUIREMENT OF STOCKHOLDERS' APPROVAL

         From and after the Registration Date, no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation, materially increase the benefits accruing to Section 16 "insiders" under the Plan or take any other action that would require the approval of such stockholders pursuant to Rule 16b-3.

17.      AMENDMENT AND TERMINATION OF THE PLAN

         With the approval of at least two Management Directors (as defined in the Stock and Warrant Holders' Agreement), the Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; PROVIDED, HOWEVER, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the articles of incorporation and by-laws of the Corporation, materially change the requirements as to eligibility to receive Options or increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 18 hereof). The Corporation may also retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by a holder of an Option on account of the holder taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Except as permitted under Section 18 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

18.      EFFECT OF CHANGE IN CAPITALIZATION

         18.1     CHANGES IN STOCK

         If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of the conversion of the outstanding shares of Series B Common Stock into shares of Series A Common Stock of the Corporation pursuant to the terms of the Charter of the Corporation, or by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly, so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

         18.2     REORGANIZATION WITH CORPORATION SURVIVING

         Subject to Section 18.3 hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares, remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

         18.3     OTHER REORGANIZATIONS; SALE OF ASSETS/STOCK

         Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Section 10.2 above), immediately prior to the occurrence of such termination and during a period of at least thirty days prior to such termination, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10.2 above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the thirty days prior to the termination.

         18.4  ADJUSTMENTS

         Adjustments under this Section 18 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         18.5  NO LIMITATIONS ON CORPORATION

         The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

19.      DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

20.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

         This Plan was duly adopted and approved by the Board of Directors of the Corporation on December 31, 1993 and was duly approved by the stockholders of the Corporation on _____________________________.





-----------------------------
David P. Stokes, Secretary